UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

ECHO GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34470	20-5001120
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 West Chicago Avenue
Suite 725
Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(800) 354-7993

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Echo Global Logistics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 8, 2011.  The matters that were voted on at the Annual Meeting and the final voting results as to each such matter are set forth below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board of Directors for a one-year term expiring in 2012, as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Samuel K. Skinner	17,610,380	1,178,898	2,476,906
Douglas R. Waggoner	18,161,871	627,407	2,476,906
John R. Walter	18,120,476	668,802	2,476,906
John F. Sandner	18,156,295	632,983	2,476,906
Peter J. Barris	18,116,276	673,002	2,476,906
Anthony R. Bobulinski	18,161,871	627,407	2,476,906
Eric P. Lefkofsky	16,991,186	1,798,092	2,476,906
Bradley A. Keywell	18,145,046	644,232	2,476,906
Matthew Ferguson	18,156,571	632,707	2,476,906

Proposal No. 2: Ratification of Appointment of Ernst & Young LLP to Serve as Independent Registered Public Accounting Firm for the Company for the Fiscal Year Ending December 31, 2011

The ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved as follows:

FOR	AGAINST	ABSTAIN
20,532,270	24,343	709,571

Proposal No. 3: Approval, on an Advisory, Non-binding Basis, of the Company’s Executive Compensation

The Company’s executive compensation was approved on an advisory, non-binding basis, as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
18,114,901	46,023	628,354	2,476,906

Proposal No. 4: Approval, on an Advisory, Non-binding Basis, of the Frequency of Stockholder Advisory Approval of Executive Compensation

Stockholders were given the options of voting for 1 year, 2 years or 3 years or abstaining with respect to the frequency of stockholder advisory approval of executive compensation; the 3-year option was approved on an advisory, non-binding basis, as follows:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
7,345,811	20,200	11,416,666	6,601

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO GLOBAL LOGISTICS, INC.

Dated: June 9, 2011	By:	/s/ David B. Menzel
	Name:	David B. Menzel
	Title:	Chief Financial Officer